Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Slide Insurance Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(5)

Equity	Common stock, par value $0.01 per share (“Common Stock”), reserved for issuance under the 2025 Omnibus Incentive Plan	Rules 457(c) and 457(h)	12,000,000	$20.27(2)	$243,240,000.00	0.00015310	$37,240.05

Equity	Common Stock, pursuant to stock options outstanding under the 2021 Equity Compensation Plan	Rule 457(h)	14,093,750	$0.84(3)	$11,838,750.00	0.00015310	$1,812.52

Equity	Common Stock, issuable pursuant to restricted stock units outstanding under the 2021 Equity Compensation Plan	Rules 457(c) and 457(h)	2,120,729	$20.27(4)	$42,987,177.83	0.00015310	$6,581.34

Total Offering Amounts					$298,065,927.83		$45,633.91

Total Fee Offsets							—

Net Fee Due							$45,633.91

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of Common Stock that become issuable under the Registrant’s 2025 Omnibus Incentive Plan (“2025 Plan”) and 2021 Equity Compensation Plan, as amended (“2021 Plan”), as a result of any stock dividend, stock split, recapitalization, or other similar transaction.

(2)

Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on June 18, 2025.

(3)

Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of the stock options outstanding under the 2021 Plan.

(4)

Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on June 18, 2025.

(5)	Rounded up to the nearest cent.